                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           KANA COMMUNICATIONS, INC.,

                             KCI ACQUISITION CORP.

                                      AND

                                CONNECTIFY, INC.


                                August 13, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                    Page
                                                                    ----
ARTICLE I THE MERGER..............................................      1
---------

      1.1   The Merger............................................      1
            ----------
      1.2   Closing; Effective Time...............................      2
            -----------------------
      1.3   Effect of the Merger..................................      2
            --------------------
      1.4   Certificate of Incorporation; Bylaws..................      2
            -------------------------------------
      1.5   Directors and Officers................................      2
            ----------------------
      1.6   Effect on Capital Stock...............................      3
            -----------------------
      1.7   Surrender of Certificates.............................      4
            -------------------------
      1.8   No Further Ownership Rights in Target Capital Stock...      5
            ---------------------------------------------------
      1.9   Lost, Stolen or Destroyed Certificates................      6
            ---------------------------------------
      1.10  Tax and Accounting Consequences.......................      6
            -------------------------------
      1.11  Exemption from Registration...........................      6
            ---------------------------
      1.12  Taking of Necessary Action; Further Action............      6
            ------------------------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET...............      6
----------
      2.1   Organization, Standing and Power......................      7
            --------------------------------
      2.2   Capital Structure.....................................      7
            -----------------
      2.3   Authority.............................................      8
            ---------
      2.4   Financial Statements..................................      9
            --------------------
      2.5   Absence of Certain Changes............................      9
            --------------------------
      2.6   Absence of Undisclosed Liabilities....................      9
            ----------------------------------
      2.7   Litigation............................................     10
            ----------
      2.8   Restrictions on Business Activities...................     10
            -----------------------------------
      2.9   Governmental Authorization............................     10
            --------------------------
      2.10  Title to Property.....................................     10
            -----------------
      2.11  Intellectual Property.................................     11
            ---------------------
      2.12  Manufacturing and Marketing Rights....................     12
            ----------------------------------
      2.13  Taxes.................................................     12
            -----
      2.14  Employee Benefit Plans................................     13
            ----------------------
      2.15  Certain Agreements Affected by the Merger.............     15
            ----------------------------------------
      2.16  Employee Matters......................................     15
            ----------------
      2.17  Interested Party Transactions.........................     16
            -----------------------------
      2.18  Insurance.............................................     16
            ---------
      2.19  Compliance With Laws..................................     16
            --------------------
      2.20  Minute Books..........................................     16
            ------------
      2.21  Complete Copies of Materials..........................     16
            ----------------------------
      2.22  Brokers' and Finders' Fees............................     17
            --------------------------
      2.23  Affiliate and Stockholder Agreement; Irrevocable
            Proxies...............................................     17
            -------

      2.24  Vote Required.........................................     17
            -------------
      2.25  Board Approval........................................     17
            --------------
      2.26  [Reserved]............................................     17
            ----------
      2.27  Material Contracts....................................     17
            ------------------
      2.28  No Breach of Material Contracts.......................     18
            -------------------------------
      2.29  Material Third Party Consents.........................     18
            -----------------------------
      2.30  Pooling of Interests..................................     18
            --------------------
      2.31  Representations Complete..............................     19
            ------------------------
      2.32  Year 2000.............................................     19
            ---------
      2.33  Products Liability....................................     19
            ------------------
      2.34  Service Provider Agreements...........................     20
            ---------------------------
ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB  20
-----------
      3.1   Organization, Standing and Power......................     20
            -------------------------------
      3.2   Capital Structure of Acquiror.........................     21
            -----------------------------
      3.3   Authority.............................................     21
            ---------
      3.4   Financial Statements of Acquiror......................     22
            --------------------------------
      3.5   Absence of Undisclosed Liabilities....................     22
            ----------------------------------
      3.6   Litigation............................................     22
            ----------
      3.7   Governmental Authorization............................     23
            --------------------------
      3.8   Board Approval........................................     23
            --------------
      3.9   SEC Filings...........................................     23
            -----------
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME....................     23
----------
      4.1   Conduct of Business of Target and Acquiror............     23
            ------------------------------------------
      4.2   Conduct of Business of Target.........................     24
            -----------------------------
      4.3   No Solicitation.......................................     26
            ---------------
ARTICLE V ADDITIONAL AGREEMENTS...................................     27
---------
      5.1   [Reserved]............................................     27
            ----------
      5.2   Meeting or Consent of Stockholders....................     27
            ----------------------------------
      5.3   Access to Information.................................     27
            ---------------------
      5.4   Confidentiality.......................................     28
            ---------------
      5.5   Public Disclosure.....................................     28
            -----------------
      5.6   Consents; Cooperation.................................     28
            ---------------------
      5.7   Stockholder Representation Agreements.................     28
            -------------------------------------
      5.8   Stockholder Agreement/Irrevocable Proxies.............     28
            -----------------------------------------
      5.9   Lock-Up Agreements and NASD Questionnaires............     29
            ------------------------------------------
      5.10  Legal Requirements....................................     29
            ------------------
      5.11  Blue Sky Laws.........................................     29
            -------------
      5.12  Employee Benefit Plans................................     29
            ----------------------

      5.13  Escrow Agreement......................................     30
            ----------------
      5.14  Reserved..............................................     30
            --------
      5.15  Employees.............................................     30
            ---------
      5.16  Expenses..............................................     31
            --------
      5.17  Treatment as Reorganization...........................     31
            ---------------------------
      5.18  Reasonable Efforts and Further Assurances.............     31
            -----------------------------------------
      5.19  Preferred Stock.......................................     31
            ---------------
      5.20  Pooling Accounting....................................     31
            ------------------
      5.21  Pooling Letters.......................................     31
            ---------------
      5.22  Disclosure Schedule Supplement........................     32
            ------------------------------
      5.23  Board Member..........................................     32
            ------------
      5.24  Investors' Rights Agreement...........................     32
               ---------------------------
ARTICLE VI CONDITIONS TO THE MERGER...............................     32
----------
      6.1   Conditions to Obligations of Each Party to Effect the      32
            Merger................................................
            ------
      6.2   Additional Conditions to Obligations of Target........     33
            ----------------------------------------------
      6.3   Additional Conditions to the Obligations of Acquiror
            and Merger Sub........................................     33
            --------------
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER......................    37
-----------
      7.1   Termination............................................    37
            -----------
      7.2   Effect of Termination..................................    38
            ---------------------
      7.3   Expenses and Termination Fees..........................    38
            -----------------------------
      7.4   Extension; Waiver......................................    38
            ----------------
ARTICLE VIII ESCROW AND INDEMNIFICATION............................    38
------------
      8.1   Escrow Fund............................................    38
            -----------
      8.2   Indemnification........................................    39
            ---------------
      8.3   Escrow Period..........................................    40
            -------------
      8.4   Claims upon Escrow Fund................................    40
            -----------------------
      8.5   Stockholders' Agent....................................    41
            -------------------
      8.6   Actions of the Stockholders' Agent.....................    41
            ----------------------------------
      8.7   Claims.................................................    41
            ------
ARTICLE IX GENERAL PROVISIONS......................................    42
----------
      9.1   Survival at Effective Time.............................    42
            --------------------------
      9.2   Notices................................................    42
            -------
      9.3   Interpretation.........................................    43
            --------------
      9.4   Counterparts...........................................    43
            ------------
      9.5   Attorneys Fees.........................................    44
            --------------
      9.6   Entire Agreement; Nonassignability; Parties in
            Interest...............................................    44
            --------
      9.7   Severability...........................................    44
            ------------

      9.8    Remedies Cumulative...................................    44
             -------------------
      9.9    Governing Law.........................................    44
             -------------
      9.10   Rules of Construction.................................    45
             ---------------------

SCHEDULES
---------

Acquiror Disclosure Schedule
Target Disclosure Schedule


Schedule 2.2             -   Capital Structure
Schedule 2.3             -   Authority
Schedule 2.4             -   Financial Statements
Schedule 2.5             -   Absence of Certain Changes
Schedule 2.6             -   Absence of Undisclosed Liabilities
Schedule 2.7             -   Litigation
Schedule 2.10            -   Target Real Property
Schedule 2.11            -   Target Intellectual Property
Schedule 2.12            -   Environmental Matters
Schedule 2.13            -   Taxes
Schedule 2.14            -   Target Employee Plans
Schedule 2.27            -   List of Material Contracts
Schedule 2.29            -   Material Third Party Consents
Schedule 4.2             -   Conduct of Business of Target
Schedule 5.8             -   Target Affiliates
Schedule 5.8             -   Acquiror Affiliates
Schedule 5.12            -   Holders of Outstanding Target Options and Warrants
Schedule 5.15            -   List of Employees
Schedule 6.3(o)          -   List of Service Providers

EXHIBITS
--------

Exhibit A            -   Agreement of Merger
Exhibit B            -   Exchange Ratio
Exhibit C            -   Target Stockholder List
Exhibit D            -   Affiliate and Stockholder Agreement, including form of Irrevocable Proxy
Exhibit E            -   Stockholder Representation Agreement
Exhibit F            -   Investors' Rights Agreement
Exhibit G            -   Escrow Agreement
Exhibit H            -   Form of Non-Competition Agreement
Exhibit I            -   Acquiror's Legal Opinions
Exhibit J            -   Target's Legal Opinions
Exhibit K            -   FIRPTA Notice
Exhibit L            -   Form of Lock-Up Agreement
Exhibit M            -   Form of NASD Questionnaire

                      AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of August 13, 1999, by and among Kana Communications, Inc., a California corporation ("Acquiror"), KCI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub") and Connectify, Inc., a Delaware corporation ("Target").

                                    RECITALS

          A. The Boards of Directors of Target, Merger Sub and Acquiror believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Acquiror combine into a single company through the statutory merger of Merger Sub with and into Ta rget (the
"Merger") and, in furtherance thereof, have approved the Merger.

          B. Pursuant to the Merger, among other things, each outstanding share of capital stock of Target ("Target Capital Stock") shall be converted into the right to receive shares of common stock of Acquiror ("Acquiror Common Stock"), at the rate set forth herein and each outstanding right to acquire capital stock of Target shall be converted into the right to receive Acquiror Common Stock at the rate set forth herein.

          C. Target, the Securityholders, Merger Sub and Acquiror desire to make certain representations and warranties and other agreements in connection with the Merger.

          D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) of the Code.

          E.  The parties inten
d to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Staff Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletins Topic Two.

          F. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, the affiliates of Target who are stockholders, officers or directors have on the date hereof entered into an agreement to vote the shares of Target's Capital Stock owned by such persons to approve the Merger.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                   ---------


                                   THE MERGER

     1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement, the Agreement of Merger attached hereto as Exhibit A (the "Agreement of Merger") and the
                          ---------
applicable provisions of the California Corporations Code ("California Law") and the Delaware General Corporations Law ("Delaware Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation, with the end result that Target shall be a wholly-owned subsidiary of Acquiror. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Closing; Effective Time. The closing of the transactions contemplated
          -----------------------
hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware and, if applicable, with the State of California, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Acquiror.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

       (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

       (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers. At the Effective Time, the directors of Merger
          ----------------------
Sub, as in effect immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     1.6  Effect on Capital Stock. By virtue of the Merger and without any
          -----------------------
action on the part of Acquiror, Target or the holders of any of Target's securities:

          (a)  Conversion of Target Capital Stock. The maximum number of shares
               ----------------------------------
of Acquiror Common Stock to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of options and warrants to purchase shares of Target Common Stock ("Target Options") assumed by Acquiror) in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock and all unexpired and unexercised options and warrants to acquire Target Capital Stock shall be equal to 5,549,442 shares (the number of shares determined as set forth above being referred to herein as the "Total Acquiror Shares"), reduced as a result of any Dissenting Shares (as defined below). Subject to the terms and conditions of this Agreement and the Agreement of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Capital Stock:

               (A) At the Effective Time, each share of Target Common Stock and any Target Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with California Law or Delaware Law ("Dissenting Shares")) shall be converted and exchanged for the right to receive such number of shares of Acquiror Common Stock as shall be determined in accordance with item (i) of Exhibit
                                                                        -------
     B hereof (the "Exchange Ratio").
     -

               (B) At the Effective Time, each Target Option granted and outstanding immediately prior to the Effective Time shall be assumed and be converted into options and/or warrants to purchase such number of shares of Acquiror Common Stock as shall be determined in accordance with item (ii) of Exhibit B hereof using the Exchange Ratio.
        -------

          (b)  Cancellation of Target Capital Stock Owned by Target. At the
               ----------------------------------------------------
Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Target Stock Option Plans. At the Effective Time, the Target 1998
               -------------------------
Stock Plan, (the "Target Stock Option Plan"), and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan and warrants to purchase Target Capital Stock shall be assumed by Acquiror in accordance with
Section 5.12 of this Agreement.

          (d)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring (or for which the record date occurs) after the date hereof and prior to the Effective Time.

          (e) Conversion of Merger Sub Capital Stock. Each share of common stock
              --------------------------------------
of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (f)  Dissenters' Rights. Any Dissenting Shares shall not be converted
               ------------------
into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law or Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under
California Law or Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of California Law or Delaware Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Target Capital Stock, the number of shares of Acquiror Common Stock to which such stockholder would otherwise be entitled under this
Section 1.6 and the Agreement of Merger less the number of shares allocable to such stockholder that have been deposited in the Escrow Fund (as defined below)
in respect of such shares of Acquiror Common Stock pursuant to Section 1.7(b) and Article VIII hereof.

     1.7  Surrender of Certificates.
          -------------------------

          (a) Acquiror to Provide Common Stock. At the Closing, Acquiror shall
              --------------------------------
deliver to Target, (i) the shares of Acquiror Common Stock issuable pursuant to
Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time less the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII, which Acquiror Common Stock shall be issuable to the persons and in the amounts set forth on Exhibit C, and (ii) Target will
                                               ---------
deliver 16,507,361 shares of Target Capital Stock to Acquiror properly endorsed for transfer.

          (b)  Exchange Procedures. Upon surrender o
f a certificate or
certificates which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock (a "Certificate") for cancellation at the Closing or to such agent or agents as may be appointed by Acquiror, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Acquiror shall cause to be distributed to the Escrow Agent (as defined in Article VIII hereof) a certificate or certificates representing ten percent (10%) of the Total Acquiror Shares (other than shares issuable upon exercise of outstanding options under the Target Stock Plan or upon exercise of warrants or still subject to vesting (after an acceleration of vesting at closing)) which shall be registered in the names of the Target stockholders who otherwise would receive them pursuant to this Agreement. The shares distributed to the Escrow Agent shall be shares that are not subject to any repurchase rights by Target. The shares distributed to the Escrow Agent shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for damages as provided in Article VIII. To the extent not used for such purpose, such shares shall be released, all as provided in Article VIII hereof.

          (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(c)) with respect to such shares of Acquiror Common Stock.

          (d)  Transfers of Ownership. If any certificate for shares of Acquiror
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          (e)  Dissenting Shares. The provisions of this Section 1.7 shall also
               -----------------
apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

     1.8  No Further Ownership Rights in Target Capital Stock. All shares of
          ---------------------------------------------------
Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time.

     1.9  Lost, Stolen or Destroyed Certificates. In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences. It is intended by the parties hereto
          -------------------------------
that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests.

     1.11 Exemption from Registration. The shares of Acquiror Common Stock to be
          ---------------------------
issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof and exempt from the qualification requirements of Section 25110 of the Corporate Securities Law of 1968, as amended, of the State of California, by reason of Section 25103(h) thereunder.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Acquiror and the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target, Acquiror and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE II
                                  ----------


                    REPRESENTATIONS AND WARRANTIES OF TARGET

          In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of prospects, operations of such entity and its subsidiaries, taken as a whole.

          In this Agreement, any reference to a party's "knowledge" means knowledge after due and diligent inquiry of such party's officers and directors.

          Except as disclosed in a document of even date herewith and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target represents and warrants to Acquiror as follows:

     2.1  Organization, Standing and Power. Target is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target as amended to date, to Acquiror. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Target does not own and never has owned directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, subsidiary, partnership, joint venture or other business association or entity.

     2.2  Capital Structure. The authorized capital stock of Target consists of
          -----------------
25,000,000 shares of Common Stock and 8,200,000 shares of Preferred Stock, of which there were issued and outstanding as of the close of business on July 9, 1999, 8,875,665 shares of Common Stock and 7,614,696 shares of Series A Preferred Stock (the "Preferred Stock"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after July 9, 1999 other than pursuant to the exercise of options outstanding as of such date under the Target Stock Option Plan and warrants to purchase 114,218 shares of Series A Preferred Stock outstanding as such date. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the close of business on July 9, 1999, Target has reserved (i) sufficient shares of Common Stock for issuance upon conversion of the outstanding preferred stock and warrants, and (ii) 2,546,969 shares of Common Stock for issuance to employees and consultants pursuant to the Target Stock Option Plan, of which 587,000 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. Target will not issue or grant additional options under the Target Stock Option Plan. Each share of Preferred Stock converts into one share of Common Stock. Except for (i) the rights created pursuant to this Agreement and (ii) Target's right to repurchase any unvested shares under the Target Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend, modify or enter into any such option, warrant, call, right, commitment or agreement. The consummation of the Merger shall not cause an acceleration in the vesting or lapse of any restriction or right of any of Target's securities. Except as set forth on the Target Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its securityholders and (ii) to the Target's knowledge, between or among any of Target's securityholders. The terms of the Target Stock Option Plan and the applicable stock option agreements and the warrants and warrant agreements permit the assumption or substitution of options or warrants, as applicable, to purchase Acquiror Capital Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Target stockholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan have been provided to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Acquiror. All outstanding shares of Common Stock and Preferred Stock were issued in compliance with all applicable federal and state securities laws.

     2.3  Authority. Target has all requisite corporate power and authority to
          ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by Section 6.3(n). This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     2.4  Financial Statements. Target has delivered to Acquiror its audited
          --------------------
financial statements on a consolidated basis for the year ended December 31, 1998, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as at, and for the six-month period ended June 30, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.5  Absence of Certain Changes. Since December 31, 1998 (the "Target
          --------------------------
Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Target;
(ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock, except repurchases of its capital stock pursuant to existing agreements with Target's employees and consultants; (v) any material contract entered into by Target, or any material amendment or termination of, or default under, any material contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of Target; or (vii) other than in the ordinary course of business consistent with past practice, any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors or employees. There has not been any negotiation or agreement by Target to do any of the things described in the preceding clauses (ii), (iii),
(iv), (v) or (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     2.6  Absence of Undisclosed Liabilities. Target has no obligations or
          ----------------------------------
liabilities of any nature (matured or unmatured, fixed or contingent) other than
(i) those set forth or adequately provided for in the Balance Sheet included in the Financial Statements as of December 31, 1998 (the "Target Balance Sheet"),
(ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles and (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice.

     2.7  Litigation. There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. The Target Disclosure Schedule also lists all litigation that Target has pending against other parties.

     2.8  Restrictions on Business Activities. There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon Target which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as currently proposed to be conducted by Target.

     2.9  Governmental Authorization. Target has obtained each federal, state,
          --------------------------
county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

     2.10 Title to Property. Target has good and marketable title to all of its
          -----------------
properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.10
                                                                 -------------
identifies each parcel of real property owned or leased by Target.

     2.11 Intellectual Property.
          ---------------------

          (a) Target owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or currently proposed to be used in the business of Target as currently conducted by Target. Target has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property with any party.

          (b) Schedule 2.11 lists (i) all patents and patent applications, all pending or registered trademarks, trade names and service marks, and all registered copyrights and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product.

          (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any Intellectual Property right of any third party to the extent licensed by or through Target by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (d) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

          (e) All patents, pending or registered trademarks and service marks and copyrights held by Target are valid and subsisting. Target (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

          (f) Target has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

          (g) Target does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Target other than those which have been assigned to Target.

          (h) Pursuant to various agreements, Target acquired the exclusive right, title and interest in and to the GiftONE software technology from Gregory
C. Gretsch and Paul Bauersfield. Target has secured all third party consents and assignments required to be obtained in connection with such transfer to Target.

     2.12 Manufacturing and Marketing Rights. Target has not granted rights to
          ----------------------------------
manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects Target's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

     2.13 Taxes. Target and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Target is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Target has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. There is (i) no material claim for Taxes that is a lien against the property of Target is currently being asserted against Target other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Target being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Target and currently in effect, and (iv) no agreement, contract or arrangement to which Target is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G (other than agreements or arrangements for which stockholder approval meeting the requirements of Section 280G(b)(5)(B) will be obtained prior to the Closing) or 404 of the Code. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and Returns required to be filed with respect to Taxes.

     2.14 Employee Benefit Plans.
          ----------------------

          (a)  Schedule 2.14 lists, with respect to Target, and any trade or
               -------------
business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c),
(m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target (together, the "Target Employee Plans").

          (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed since inception. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter, opinion, advisory or notification as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter, opinion, advisory or notification prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter, opinion, advisory or notification and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter, opinion, advisory or notification issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

          (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Target, and Target and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror (other than ordinary administrative expenses typically incurred in a termination event). With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan except as would not have in the aggregate a Material Adverse Effect on Target. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims). No payment or benefit which will or may be made by Target to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any ERISA Affiliate to severance benefits or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the per capita expense of maintaining such Plan above the level of per capita expense incurred with respect to that Plan for the most recent fiscal year included in Target's Financial Statements.

          (g) Target does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (h) Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

     2.15 Certain Agreements Affected by the Merger. Neither the execution and
          -----------------------------------------
delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target, (ii) materially increase any benefits otherwise payable by Target or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.16 Employee Matters. Target is in compliance in all material respects
          ----------------
with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any material respect in any unfair labor practice. Target has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Target is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Target under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of Target, threatened, between Target and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Target is not a party to any collective bargaining agreement or other labor unions contract nor does Target know of any activities or proceedings of any labor union or efforts to organize any such employees. No employees of Target have given notice to Target, nor is Target otherwise aware, that any such employee intends to terminate his or her employment with Target. There are no written employment or separation agreements, or oral employment or separation agreements other than those establishing an "at-will" employment relationship between Target and any of its employees. Target does not have any obligation (a) to provide any particular form or period of notice prior to termination except such obligations as are imposed by law generally or (b) to pay any of such employees any severance benefits in connection with their termination of employment service. In addition, no severance pay will become due to any Target employees or other service providers in connection with the Merger, as a result of any Target agreement, plan or program.

     2.17 Interested Party Transactions. Target is not indebted to any director,
          -----------------------------
officer, employee or agent of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target.

     2.18 Insurance. Target has policies of insurance and bonds of the type and
          ---------
in amounts which Target believes are adequate given the business or assets of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.19 Compliance With Laws. Target has complied with, is not in violation
          --------------------
of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

     2.20 Minute Books. The minute books of Target made available to Acquiror
          ------------
contain a fair and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.21 Complete Copies of Materials. Target has delivered or made available
          ----------------------------
true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

     2.22 Brokers' and Finders' Fees. Target has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.23 Affiliate and Stockholder Agreement; Irrevocable Proxies. Holders of
          --------------------------------------------------------
more than 51% of the sum of (i) all of the Target Common Stock issued and outstanding and (ii) all of the Target Preferred Stock issued and outstanding, and holders of more than 51% of the shares of Target Preferred Stock have agreed in writing to vote for approval of the Merger pursuant to agreements attached hereto as Exhibit D ("Affiliate and Stockholder Agreements"), and pursuant to
          ---------
Irrevocable Proxies attached thereto as Exhibit A ("Irrevocable Proxies").
                                        ---------

     2.24 Vote Required. The affirmative vote of the holders of at least 51% of
          -------------
the shares of Target Capital Stock and at least 51% of the shares of Target Preferred Stock outstanding on the record date set for the Target Stockholders Meeting (as defined below) is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.25 Board Approval. The Board of Directors of Target has unanimously (i)
          --------------
approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

     2.26 [Reserved].
           --------


     2.27 Material Contracts. Except for the material contracts described in
          ------------------
Schedule 2.27 (collectively, the "Material Contracts"), Target is not a party to
-------------
or bound by any material contract, including without limitation:

          (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

          (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $20,000 over the life of the contract;

          (c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

          (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

          (e) any contract for capital expenditures in excess of $20,000 in the aggregate;

          (f) any contract limiting the freedom of the Target to engage in any line of business or to compete or which requires Target to maintain the confidentiality of any proprietary information of any third party or any other material confidentiality, secrecy or non-disclosure contract;

          (g) any contract pursuant to which the Target is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $50,000 over the life of the contract;

          (h) any contract with any person with whom the Target does not deal at arm's length within the meaning of the Internal Revenue Code; or

          (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

     2.28 No Breach of Material Contracts. The Target has performed all of the
          -------------------------------
obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

     2.29 Material Third Party Consents. Schedule 2.29 includes every contract
          -----------------------------  -------------
which, if no novation occurs to make Acquiror a party thereto or if no consent to assignment is obtained, would have a material adverse effect on Acquiror's ability to operate the business in the same manner as the business was operated by Target prior to the Effective Time.

     2.30 Pooling of Interests. Neither Target, nor, to the knowledge of Target,
          --------------------
any of its directors, officers or stockholders has taken any action which would interfere with Acquiror's ability to account for the Merger as a pooling.

     2.31 Representations Complete. Target has provided Acquiror with all the
          ------------------------
information reasonably available to it that Acquiror has requested for deciding whether to enter into this Agreement and all information that Target believes is necessary to enable Acquiror to make such decision. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.32 Year 2000. All computer software products that are owned by Target,
          ---------
exclusively licensed to Target, licensed, sold or otherwise distributed to others by Target or are otherwise required for the conduct of its business, other than third party off-the-shelf software that is not integrated into Target's products ("Software") are Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean, with respect to any such Software, the ability of such Software to perform the following date-related functions:

               (i) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;

               (ii) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;

               (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century; and

               (iv) store and provide output of date information in ways that are unambiguous as to century.

     2.33 Products Liability. There are no claims against Target, fixed or
          ------------------
contingent, asserting (a) any damage, loss or injury caused by any product or
(b) any breach of any express or implied product warranty or any other similar claim with respect to any product other than standard warranty obligations (to replace, repair or refund) made by Target in the ordinary course of business, except for those claims that, if adversely determined against Target, would not have a Material Adverse Effect on Target. As used herein, "product" shall mean any products manufactured, designed, developed, distributed, sold, re-sold, customized or serviced by Target.

     2.34 Service Provider Agreements. To Target's knowledge, no service
          ---------------------------
provider of Target is in violation of any term of any employment agreement (whether written or verbal), patent or trademark disclosure agreement, or any other contract or agreement relating to the relationship of any such service provider with Target or any other party (including prior employers), or any term of any judgment, decree or order, because of the nature of, and resulting in a Material Adverse Effect on Target. Each current service provider of Target has executed a proprietary information and inventions agreement (or similar agreement) with Target in the form then being used by Target, which forms have been previously delivered to Acquiror by Target. No former service provider of Target has executed such an agreement but, Target has the rights to any and all Intellectual Property Rights developed by each such person for Target while providing services to Target. Each employee or consultant-inventor has executed a written agreement validly assigning his or her rights to Target on all inventions, pending patent applications, all patents issued, and all other intellectual property rights developed by such service provider while working for or on behalf of Target to the extent that the failure to obtain such written agreements is material to the business condition or future prospects of Target. To the extent Target has ever utilized consultants or independent contractors, each consultant or independent contractor has executed a written agreement, validly assigning to Target his or her rights in and to all copyrights and works of authorship relating to products, services or technology designed, developed, manufactured, licensed, sold, marketed or serviced by Target and its business to the extent that the failure to obtain such written agreements is material to the business condition or future prospects of Target. None of Target's service providers is in violation thereof. None of Target's service providers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Target or that would materially conflict with Target's business as conducted or as proposed to be conducted or that would prevent any such service provider from assigning inventions to Target. It is not now and Target is not aware that it will be necessary for Target to utilize any inventions material to the business condition or future prospects of Target of any of its service providers (or people it currently intends to hire) made prior to their employment by or relationship with Target, that are material to the business condition or future prospects of Target.

                                  ARTICLE III
                                  -----------


           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

          Except as disclosed in a document of even date herewith and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub, jointly and severally, represent and warrant to Target as follows:

     3.1  Organization, Standing and Power. Each of Acquiror and its
          --------------------------------
subsidiaries (including Merger Sub) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries (including Merger Sub) has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Neither Acquiror nor any of its subsidiaries (including Merger Sub) is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

     3.2 Capital Structure of Acquiror. The authorized capital stock of Acquiror consists of 69,000,000 shares of Common Stock, no par value per share, and 39,600,000 shares of Preferred Stock, no par value per share, consisting of 6,500,000 shares of Series A Preferred Stock, 6,500,000 shares of Series A-1 Preferred Stock, 8,000,000 shares of Series B Preferred Stock, 8,000,000 shares of Series B-1 Preferred Stock, 5,300,000 shares of Series C Preferred stock, 5,300,000 shares of Series C-1 Preferred Stock, 1,500,000 shares of Series D Preferred Stock and 1,500,000 shares of Series D-1 Preferred Stock, of which there were issued and outstanding as of the close of business on July 9, 1999, 10,749,898 shares of Common Stock, 6,025,286 shares of Series A Preferred Stock, 7,622,528 shares of Series B Preferred Stock, 5,121,148 shares of Series C Preferred Stock, 1,257,708 shares of Series D Preferred Stock and no shares of Series A-1, Series B-1, Series C-1 or Series D-1 Preferred Stock. All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Acquiror or any agreement to which Acquiror is a party or by which it is bound. As of the close of business on July 9, 1999, Acquiror has reserved (i) sufficient shares of Common Stock for issuance upon conversion of the outstanding preferred stock, and (ii) 7,336,000 shares of Common Stock for issuance to employees and consultants pursuant to Acquiror's 1997 Stock Option/Stock Issuance Plan, of which 224,800 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. The consummation of the Merger shall not cause an acceleration in the vesting or lapse of any restriction or right of any of Acquiror's securities. All outstanding shares of Common Stock and Preferred Stock were issued in compliance with all federal and state securities laws. The shares of Acquiror Common Stock to be issued pursuant to the Merger, including shares issuable on exercise of the options assumed by Acquiror under the Target Stock Option Plan and issuable upon exercise of warrants, will be duly authorized, validly issued, fully paid and non-assessable.

     3.3  Authority. Acquiror and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Acquiror or Certificate of Incorporation of Merger Sub, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror or Merger Sub or the consummation by Acquiror or Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in
Section 1.2, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror or Merger Sub and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

     3.4  Financial Statements of Acquiror. Acquiror has made available to
          --------------------------------
Target the financial statements of Acquiror, including the notes thereto, for the fiscal year ended December 31, 1998 and for the six-month period ended June 30, 1999 (the "Acquiror Financial Statements"). The Acquiror Financial Statements are complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

     3.5  Absence of Undisclosed Liabilities. Neither Acquiror nor Merger Sub
          ----------------------------------
have any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet dated June 30, 1999 of Acquiror (the "Acquiror Balance S heet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice.

     3.6  Litigation. There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries (including Merger Sub) or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror or Merger Sub. There is no judgment, decree or order against Acquiror or any of its subsidiaries (including Merger Sub) or, to the knowledge of Acquiror or any of
its subsidiaries (including Merger Sub), any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror or Merger Sub.

     3.7  Governmental Authorization. Acquiror and each of its subsidiaries
          --------------------------
(including Merger Sub) have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Acquiror or any of its subsidiaries (including Merger Sub) currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Acquiror's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Acquiror Authorizations"), and all of such Acquiror Authorizations are in ful l force and effect, except where the failure to obtain or have any of such Acquiror Authorizations could not reasonably be expected to have a Material Adverse Effect on Acquiror.

     3.8  Board Approval. The Board of Directors of Acquiror has unanimously (i)
          --------------
approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the shareholders of Acquiror and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Acquiror approve this Agreement and the Merger.

     3.9  SEC Filings. The Registration Statement on Form S-1 filed by Acquiror
          -----------
with the Securities and Exchange Commission on July 9, 1999 (i) at the time it was filed, complied as to form in all material respects with the requirements of the Securities Act and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV
                                  ----------


                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of Target and Acquiror. During the period from the
          ------------------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and (ii) to Acquiror's consent to the filing of material Tax Returns if applicable other than Target's corporate Tax Return for the year ended December 31, 1998, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of any event or occurrence not in the ordinary course of business, and of any event which could have a Material Adverse Effect. Each of Target and Acquiror agrees not to take any action which would interfere with Acquiror's ability to account for the Merger as a pooling of interests.

     4.2  Conduct of Business of Target. During the period from the date of this
          -----------------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Target Disclosure Schedule or as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, without the prior written consent of Acquiror:

          (a)  Charter Documents. Cause or permit any amendments to its
               -----------------
Certificate of Incorporation or Bylaws;

          (b)  Dividends; Changes in Capital Stock. Declare or pay any dividends
               -----------------------------------
on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

          (c)  Stock Option Plans, Etc. Accelerate, amend or change the period
               ------------------------
of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (d)  Material Contracts. Enter into any material contract or
               ------------------
commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

          (e)  Issuance of Securities. Issue, deliver or sell or authorize or
               ----------------------
propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

          (f)  Intellectual Property. Transfer to any person or entity any
               ---------------------
rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (g)  Exclusive Rights. Enter into or amend any agreements pursuant to
               ----------------
which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (h)  Dispositions. Sell, lease, license or otherwise dispose of or
               ------------
encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except for sales of products in the ordinary course;

          (i)  Indebtedness. Incur any indebtedness for borrowed money or
               ------------
guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (j)  Leases.  Enter into any operating lease in excess of $10,000;
               ------

          (k)  Payment of Obligations. Pay, discharge or satisfy in an amount in
               ----------------------
excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

          (l)  Capital Expenditures. Make any capital expenditures, capital
               --------------------
additions or capital improvements except in the ordinary course of business and consistent with past practice;

          (m)  Insurance. Materially reduce the amount of any material insurance
               ---------
coverage provided by existing insurance policies;

          (n)  Termination or Waiver. Terminate or waive any right of
               ---------------------
substantial value, other than in the ordinary course of business;

          (o)  Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend
               ------------------------------------------------
any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director or, other than in the ordinary course consistent with past practice, increase the salaries or wage rates of its employees;

          (p)  Severance Arrangements. Grant any severance or termination pay
               ----------------------
(i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

          (q)  Lawsuits. Commence a lawsuit other than (i) for the routine
               --------
collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (r)  Acquisitions. Acquire or agree to acquire by merging or
               ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

          (s)  Taxes. Other than in the ordinary course of business, make or
               -----
change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return other than Target's corporate Tax Return for the year ended December 31, 1998, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (t)  Notices. Target shall give all notices and other information
               -------
required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

          (u)  Revaluation. Revalue any of its assets, including without
               -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (v)  Other. Take or agree in writing or otherwise to take, any of the
               -----
actions described in Sections 4.2(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

     4.3  No Solicitation. Target and the officers, directors, employees or
          ---------------
other agents of Target will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any acquisition of or investment in Target or
(ii) engage in negotiations with, or disclose any nonpublic information relating to Target to, or afford access to the properties, books or records of Target to, any person that has advised Target that it may be considering making, or that has made, a proposal to acquire an interest in Target. Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any acquisition of or investment in Target. Target will promptly notify Acquiror after receipt of any offer for Target or any notice that any person is considering making an offer for Target or any request for nonpublic information relating to Target or for access to the properties, books or records of Target by any person that has advised Target that it may be considering making, or that has made, an offer for Target and will keep Acquiror fully informed of the status and details of any such offer for Target notice, request or any correspondence or communications related thereto and shall provide Acquiror with a true and complete copy of such offer for Target notice or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing.

                                   ARTICLE V
                                   ---------


                             ADDITIONAL AGREEMENTS

     5.1  [Reserved].
           --------

     5.2  Meeting or Consent of Stockholders. Target shall promptly after the
          ----------------------------------
date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Target Stockholders Meeting") or to secure the written consent of its stockholders within fifteen (15) days of the date of this Agreement. Target shall consult with Acquiror regarding the date of the Target Stockholders Meeting or written consent and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Target Stockholders Meeting, if any, without the consent of Acquiror. Target shall use its best efforts to solicit from stockholders of Target proxies or written consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

     5.3  Access to Information.
          ---------------------

          (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (d) Target shall cause Target's accountants to cooperate with Acquiror in auditing the financial statements of Target's business, including but not limited to, executing any and all representation or other letters or agreements reasonably required by Acquiror's accountants. Target shall use reasonable commercial efforts to cause Target's accountants to consent in writing or agree to consent in writing on a timely basis to the inclusion of Target's financial statements in any registration statement or in any report to be filed with the SEC by Acquiror.

     5.4  Confidentiality. The parties acknowledge that Acquiror and Target have
          ---------------
previously executed a non-disclosure agreement (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     5.5  Public Disclosure. Unless otherwise permitted by this Agreement,
          -----------------
Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld).

     5.6  Consents; Cooperation. Each of Acquiror and Target shall promptly
          ---------------------
apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with all proceedings under any federal or state antitrust or fair trade law.

     5.7  Stockholder Representation Agreements. Target shall use its best
          -------------------------------------
efforts to deliver or cause to be delivered to Acquiror, concurrently with the execution of this Agreement (and in each case at least three (3) days prior to the Effective Time) from each of the securityholders of Target who has not executed a Stockholder Agreement, an executed Stockholder Representation Agreement (the "Stockholder Representation Agreement") in the form attached hereto as Exhibit E.
          ---------

     5.8  Stockholder Agreement/Irrevocable Proxies. Target shall use its best
          -----------------------------------------
efforts, on behalf of Acquiror, to cause (i) all affiliates of Target, (ii) holders of more than 90% of the sum of (x) all shares of Target Common Stock issued and outstanding and (y) all shares of Target Preferred Stock issued and outstanding and (iii) holders of more than 90% of Target Preferred Stock issued and outstanding to execute and deliver to Acquiror an Affiliate and Stockholder Agreement substantially in the form of Exhibit D and an Irrevocable Proxy
                                       ---------
substantially in the form of Exhibit A attached thereto concurrently with the
                             ---------
execution of this Agreement.

     5.9  Lock-Up Agreements and NASD Questionnaires. Target shall use its best
          ------------------------------------------
efforts, on behalf of Acquiror, to cause all stockholders and optionholders of Target to execute and deliver to Acquiror a Lock-Up Agreement in the form of Exhibit L hereto and an NASD Questionnaire in the form of Exhibit M hereto.
---------                                                 ---------

     5.10 Legal Requirements. Each of Acquiror and Target will, and will cause
          ------------------
their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.11 Blue Sky Laws. Acquiror shall take such steps as may be necessary to
          -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock and options and warrants in connection with the Merger.

     5.12 Employee Benefit Plans.
          ----------------------

          (a)  Assumption of Options and Warrants. At the Effective Time, the
               ----------------------------------
Target Stock Option Plan and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plan, whether vested or unvested, will be assumed by Acquiror. Schedule 5.12 hereto sets forth a true
                                       -------------
and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plan including the number of shares of Target Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Schedule 5.12 hereto current as of
                                            -------------
such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Common Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the Target Stock Option Plan and the documents governing the outstanding options under such Plan, the Merger will not terminate any of the outstanding options under the Target Stock Option Plan. Within 20 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plan or warrant a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror and the assumption of the warrants by Acquiror. Following the consummation of its initial public offering Acquiror agrees to file (and thereafter keep effective) at the time it files its first Form S-8 Registration Statement an S-8 Registration Statement covering the sale of the shares underlying such options.

          (b)  Assignment of Repurchase Options. All outstanding rights of
               --------------------------------
Target which it may hold immediately prior to the Effective Time to repurchase unvested shares of Target Common Stock (the "Repurchase Options") shall be assigned to Acquiror in the Merger and shall thereafter be exercisable by Acquiror upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Common Exchange Ratio.

          (c)  Termination of Pension Plan. If required by Acquiror in writing,
               ---------------------------
Target shall, immediately prior to the Closing Date, terminate the Target 401(k) Plan (the "Plan") and no further contributions shall be made to the Plan. Target shall provide to Acquiror (i) executed resolutions by the Board of Directors of Target authorizing the termination and (ii) an executed amendment to the Plan sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the Plan will be maintained at the time of termination.

     5.13 Escrow Agreement. On or before the Effective Time, the Escrow Agent
          ----------------
and the Stockholders' Agent (as defined in Article VIII hereto) will execute the Escrow Agreement contemplated by Article VIII in substantially the form attached hereto as Exhibit F ("Escrow Agreement").
          ---------

     5.14 Reserved.
          --------

     5.15 Employees. Joseph Ansanelli, Gregory C. Gretsch, James Harker and Ken
          ---------
Kim will enter into Non-Competition Agreements, substantially in the form of Exhibit H hereto. Acquiror will negotiate in good faith to hire the employees
---------
listed on Schedule 5.15 with salary and benefits in accordance with Acquiror's
          -------------
current plans and which are not materially inferior to such employee's current salary and benefits. Target shall cooperate with Acquiror to assist Acquiror in hiring such employees. Acquiror shall have no obligation to make an offer of employment to any employee of Target except those listed on Schedule 5.15.
                                                            -------------

     5.16 Expenses. Whether or not the Merger is consummated, all costs and
          --------
expenses incurred in connection with this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

     5.17 Treatment as Reorganization. Neither Target nor Acquiror shall take
          ---------------------------
any action prior to or following the Closing that would cause the merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.18 Reasonable Efforts and Further Assurances. Each of the parties to this
          -----------------------------------------
Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.19  Preferred Stock. Target shall use its best efforts to ensure that all
           ---------------
of Target's outstanding Preferred Stock shall have been converted into Common Stock in accordance with the Certificate of Incorporation of Target, with the holders of the Target Preferred Stock receiving in the Merger, in exchange for their shares of converted Target Common Stock, shares of Acquiror Common Stock.

     5.20  Pooling Accounting. Acquiror and Target shall each use reasonable
           ------------------
commercial efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Acquiror and Target shall use its best efforts to cause its affiliates not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the merger as a pooling of interest.

     5.21  Pooling Letters.
           ---------------

           (a) Target shall use all reasonable efforts to cause to be delivered to Acquiror a letter of PricewaterhouseCoopers LLP, Target's independent auditors, dated on the Closing Date to the effect that Target (1) is autonomous;
(2) is independent; (3) has not changed the equity interests of its voting capital stock in contemplation of effecting the Merger either within two years before the plan of combination was initiated or between the dates the combination was initiated and consummated and (4) has not acquired any shares of capital stock in excess of the number permissible for pooling of interests accounting for the Merger. Such letter shall be in a form reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

           (b) Acquiror shall use all reasonable efforts to cause to be delivered to Target a letter of KPMG LLP, Acquiror's independent auditors, dated on the Closing Date to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement. Such letter shall be in a form reasonably satisfactory to Target and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

     5.22  Disclosure Schedule Supplement. From time to time prior to the
           ------------------------------
Closing Date, with the written consent of Acquiror, Target may supplement or amend the Target Disclosure Schedule with respect to any matter arising after the date of this Agreement which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation or warranty of Target which has been rendered inaccurate by such after-occurring event. Notwithstanding any other provision of this Agreement, if the Closing occurs, the Disclosure Schedule, as amended and supplemented through the Closing Date, with the written consent of Acquiror, shall be deemed to be the Disclosure Schedule for all purposes of this Agreement, and no claim for breach of this Agreement or indemnification hereunder may be made with respect to any inaccuracy on the initial Disclosure Schedule or any supplement or amendment thereto which has been corrected in the Disclosure Schedule as amended or supplemented through the Closing Date.

     5.23  Board Member. Acquiror shall use commercially reasonable efforts to
           ------------
increase the authorized number of directors of Acquiror's Board of Directors by one (1) member, and to appoint Robert Frick thereto as soon as practicable after the Closing.

     5.24  Investors' Rights Agreement. Acquiror shall use commercially
           ---------------------------
reasonable efforts to cause its Third Restated Investors' Rights Agreement to be amended substantially as set forth as

Exhibit F hereto.
---------

                                  ARTICLE VI
                                  ----------


                            CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a)  No Injunctions or Restraints; Illegality. No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

          (b)  Governmental Approval.  Acquiror and Target and their respective
               ---------------------
subsidiaries (including, in the case of Acquiror, Merger Sub) shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state Blue Sky laws.

          (c)  Tax Opinion. Acquiror and Target shall have received written
               -----------
opinions of Acquiror's legal counsel and Target's legal counsel, respectively, in form and substance reasonably satisfactory to them, and dated on or about the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Acquiror and Target.

          (d)  Escrow Agreement.  Acquiror, Target, Escrow Agent and the
               ----------------
Stockholder's Agent (as defined in Article VIII hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit G.
                                                                 ---------

     6.2  Additional Conditions to Obligations of Target. The obligations of
          ----------------------------------------------
Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

          (a)  Representations, Warranties and Covenants. Except as disclosed in
               -----------------------------------------
the Acquiror Disclosure Schedule dated the date of this Agreement or otherwise contemplated by this Agreement, (i) the representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b)  Certificate of Acquiror and Merger Sub. Target shall have been
               --------------------------------------
provided with a certificate executed on behalf of Acquiror and Merger Sub by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                   (i) except as disclosed in the Acquiror Disclosure Schedule dated the date of this Agreement, all representations and warranties made by Acquiror and Merger Sub under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality which representations and warranties as so qualified shall be true and correct in all respects); and

                   (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror and Merger Sub on or before such date have been so performed in all material respects.

          (c)  Legal Opinion.  Target shall have received a legal opinion from
               -------------
Acquiror's legal counsel substantially in the form of Exhibit I hereto.
                                                      ---------

          (d)  Board Member. Robert Frick shall have been appointed to
               ------------
Acquiror's Board of Directors, effective at the Closing.

          (e)  Injunctions or Restraints on Merger and Conduct of Business. No
               -----------------------------------------------------------
proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending.

          (f)  Investors' Rights Agreement.  Acquiror's Third Amended and
               ---------------------------
Restated Investors' Rights Agreement shall have been amended as provided in
Section 5.24.

          (g)  Letter of Accountants. Target shall have received the letters
               ---------------------
referred to in Section 5.21 from KPMG LLP and PricewaterhouseCoopers LLP.

     6.3  Additional Conditions to the Obligations of Acquiror and Merger Sub.
          -------------------------------------------------------------------
The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror and Merger Sub:

          (a)  Representations, Warranties and Covenants. Except as disclosed in
               -----------------------------------------
the Target Disclosure Schedule dated the date of this Agreement or otherwise contemplated by this Agreement (i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time, without giving effect to any supplement or amendment to the Target Disclosure Schedule, and
(ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of Target. Acquiror shall have been provided with a
               ---------------------
certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

                   (i) except as set forth in the Target Disclosure Schedule dated the date of this Agreement, without giving effect to any supplement or amendment to the Target Disclosure Schedule, all representations and warranties made by Target under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality which representations and warranties as so qualified shall be true and correct in all respects); and

                   (ii) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed.

          (c)  Third Party Consents.  Acquiror shall have been furnished with
               --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 2.29 hereto.
                                 -------------

          (d)  Injunctions or Restraints on Merger and Conduct of Business. No
               -----------------------------------------------------------
proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (e)  Legal Opinion.  Acquiror shall have received a legal opinion from
               -------------
Target's legal counsel, in substantially the form of Exhibit J.
                                                     ---------

          (f)  Stockholder Agreements; Stockholder Representation Agreements.
               -------------------------------------------------------------
Acquiror shall have received from holders of at least 90% of the sum of (x) all shares of Target Common Stock issued and outstanding and (y) all shares of Target Preferred Stock issued and outstanding an executed Stockholder Agreement in substantially the form attached hereto as Exhibit D. Acquiror shall have
                                             ---------
received from each other stockholder an executed Stockholder Representation Agreement in substantially the form attached hereto as

     Exhibit E.
     ---------

          (g)  FIRPTA Certificate. Target shall, prior to the Closing Date,
               ------------------
provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit K attached hereto, which states that shares
                             ---------
of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation
Section 1.897-2(h)(2) and substantially in the form of Exhibit K attached hereto
                                                       ---------
along with written authorization for Acquiro to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

          (h)  Resignation of Directors and Officers. The directors and officers
               -------------------------------------
of Target in office immediately prior to the Effective Time shall have resigned as directors and officers, as applicable, of Target effective as of the Effective Time.

          (i)  Preferred Stock. All of Target's outstanding Preferred Stock
               ---------------
shall have been converted into Common Stock in accordance with the Certificate of Incorporation of Target or the terms of such Preferred Stock shall provide for their exchange in the Merger for shares of Acquiror Common Stock.

          (j)  Non-Competition Agreements. Messrs. Ansanelli, Gretsch, Harker
               --------------------------
and Kim shall have accepted employment with Acquiror and shall have entered into Non-Competition Agreements substantially in the form attached hereto as

    Exhibit H.
     ---------

          (k)  Certificates of Good Standing. Target shall, prior to the Closing
               -----------------------------
Date, provide Acquiror a certificate from the Secretary of State of California and the Franchise Tax Board of California and the Secretary of State of the State of Delaware as to Target's good standing and payment of all applicable taxes.

          (l)  Letter of Accountants.  Acquiror shall have received the letters
               ---------------------
referred to in Section 5.21 from KPMG LLP and PricewaterhouseCoopers LLP, independent auditors.

          (m)  Liabilities. All liabilities and obligations of the parties set
               -----------
forth in Target's Series A Preferred Stock Purchase Agreement, Investors' Rights Agreement and Right of First Refusal and Co-Sale Agreement each dated on or about September 30, 1998 shall be terminated in their entirety with no residual liability to any party.

          (n)  Securityholder Approval. This Agreement, the Escrow Agreement and
               -----------------------
the Agreement of Merger shall have been approved and adopted by the affirmative vote of the holders of at least 95% of the then outstanding shares of Target's Capital Stock and the holders of not more than 5.0% of Target's Capital Stock shall have exercised their appraisal rights pursuant to Section 262 of the Delaware Law or applicable California Law.

          (o)  Proprietary Agreements. Target's service providers as of the
               ----------------------
Closing Date listed on Schedule 6.3(o) shall have entered into Acquiror's standard proprietary information and inventions agreement or any such failure to execute such agreemen t shall have no Material Adverse Effect on Target or Acquiror.

          (p)  Lock-Up Agreements and NASD Questionnaires.  Acquiror shall have
               ------------------------------------------
received from all of Target's stockholders and optionholders executed Lock-Up Agreements in the form of Exhibit L hereto and from all of Target's stockholders
                          ---------
executed NASD Questionnaires in the form of Exhibit M hereto.
                                            ---------

                                  ARTICLE VII
                                  -----------


                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination. At any time prior to the Effective Time, whether before
          -----------
or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated:

          (a) by mutual consent duly authorized by the Board of Direct ors of
Acquiror and Target;

          (b) by either Acquiror or Target, if the Closing shall not have occurred on or before September 30, 1999 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose willful action or intentional failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

          (c) by Acquiror, if (i) Target shall breach in any material respect any representation, warranty, obligation or agreement hereunder (except for such representations and warranties that are qualified by their terms by reference to materiality which representations and warranties as so qualified shall have been breached in any respect) and such breach shall not have been cured within ten
(10) business days of receipt by Target of written n otice of such breach provided that the right to terminate this Agreement by Acquiror under this
Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in breach of this Agreement, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) for any reason Target fails to call and hold the Target Stockholders Meeting or obtain the requisite stockholders' consent by August 31, 1999;

          (d) by Target, if Acquiror shall breach in any material respect any representation, warranty, obligation or agreement hereunder (except for such representations and warranties that are qualified by their terms by reference to materiality which representations and warranties as so qualified shall have been breached in any respect) and such breach shall not have been cured within ten
(10) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in breach of this Agreement;

          (e) by Acquiror if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (f) by Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.

     7.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

     7.3  Expenses and Termination Fees. Whether or not the Merger is
          -----------------------------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

     7.4  Extension; Waiver. At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII
                                 ------------


                           ESCROW AND INDEMNIFICATION

     8.1  Escrow Fund. As soon as practicable after the Effective Time, ten
          -----------
percent (10%) of the Total Acquiror Shares (other than shares issuable upon exercise of outstanding options under the Target Stock Plan or upon exercise of warrants or still subject to vesting (after an acceleration of vesting at closing) (the "Escrow Shares"), registered in the names of the Target stockholders who otherwise would receive them pursuant to this Agreement, shall be deposited with, State Street Bank and Trust Company of California, N.A. (or other entity selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit G.
                                                                      ---------
The shares distributed to the Escrow Agent shall be shares that are not subject to any repurchase rights by Target. The Escrow Fund shall be available to compensate Acquiror pursuant to the indemnification obligations of the stockholders of Target.

     8.2  Indemnification.
          ---------------

          (a) If the Merger is consummated, the stockholders of Target will indemnify and hold harmless Acquiror and its officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror within the meaning of the Securities Act of 1933, as amended, (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees and any and all expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages") arising out of any misrepresentation or breach of or default in or nonfulfillment of or in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit or schedule to this Agreement. The Escrow Fund shall be security for this indemnity obligation subject to the limitations in this Agreement. If the Merger is consummated, recovery from the Escrow Fund shall be the exclusive remedy under this Agreement for any breach or default in connection with any of the representations, warranties, covenants or agreements set forth in this Agreement, the Target Disclosure Schedules, or any exhibit or schedule to this Agreement.

          (b) No investigation made by or on behalf of Acquiror with respect to Target shall be deemed to affect Acquiror's reliance on the representations, warranties, covenants and agreements made by Target contained in this Agreement and shall not be a waiver of Acquiror's rights to indemnity as herein provided for the breach or inaccuracy of, or failure to perform or comply with, any of Target's representations, warranties, covenants or agreements under this Agreement. All representations and warranties set forth in this Agreement shall be deemed to have been made again by Target at and as of the Closing. No performance or execution of this Agreement in whole or in part by any party hereto, no course of dealing between or among the parties hereto or any delay or failure on the part of any party in exercising any rights hereunder or at law or in equity, and no investigation by any party hereto shall operate as a waiver of any rights of such party.

          (c) The exclusive contractual remedy for indemnification under this Agreement after the Closing of the Merger is the Escrow as set forth in this
Article VIII. Nothing in this Agreement shall be construed as limiting any other remedy that may be available to a party in the event of fraud relating to the representations, warranties, agreements or covenants made by any other party in this Agreement.

          (d) Subject to the limitations provided in this Article VIII, the stockholders of Target shall have liabilities and obligations for Damages (as defined herein) under this Article VIII only with respect to claims submitted or notice of claims provided during the time period of survivability of the specific representation, warranty, covenant or agreement as set forth herein. Notwithstanding the expiration date of the representations, warranties, covenants and agreements set forth herein, if Acquiror shall notify the Escrow Agent with respect to the submission of a claim during the time period of survivability of such representation, warranty, covenant or agreement in conformity with the terms of the Escrow Agreement, such liability or obligation for Damages shall continue in full force and effect until those claims timely made are finally settled.

          (e) Notwithstanding the foregoing, Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or certificates (as defined in Section 8.4 below) identifying Damages the aggregate amount of which exceeds $100,000 has been delivered to the Escrow Agent as provided in Section 8.4 below and such amount is determined pursuant to this
Article VIII to be payable, in which case Acquiror shall receive shares equal in value to the full amount of Damages; provided, however, that in no event shall Acquiror receive more than the number of shares of Acquiror Common Stock originally placed in the Escrow Fund.

     8.3  Escrow Period. The escrow period (the "Escrow Period") shall terminate
          -------------
upon the earliest to occur of (i) the one year anniversary of the Effective Time, (ii) six months following the closing of Acquiror's initial public offering or (iii) the final date of the auditor's report for Acquiror for fiscal year 1999; provided, however, that a portion of the Escrow Shares, which in the reasonable judgment of Acquiror, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

     8.4  Claims upon Escrow Fund.
          -----------------------

          (a) Subject to the provisions of paragraph (b) below, upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate") (i) stating that Damages exist in an aggregate amount greater than $100,000 and (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Acquiror Common Stock or other assets held in the Escrow Fund having a value equal to such Damages.

          (b) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Certificate shall be delivered to the Stockholders' Agent (as defined below), and for a period of 30 days after receipt by the Escrow Agent, the Escrow Agent shall make no delivery to Acquiror of any Acquiror Common Stock or other assets held in the Escrow Fund pursuant hereto unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. No payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 30-day period.

          (c) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror's Common Stock in the Escrow Fund shall be valued at the mid-point of the range for the Acquiror's initial public offering price per share, as set forth on the cover page of Acquiror's preliminary prospectus.

     8.5  Stockholders' Agent.
          -------------------

          (a) Prior to the Closing, the stockholders of Target shall constitute and appoint an agent ("Stockholders' Agent") for and on behalf of the Target stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. No bond shall be required of the Stockholders' Agent. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Target stockholders.

          (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target stockholders shall severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) The Stockholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     8.6  Actions of the Stockholders' Agent. A decision, act, consent or
          ----------------------------------
instruction of the Stockholders' Agent shall constitute a decision of all Target stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Target stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

     8.7  Claims. In the event Acquiror becomes aware of a claim which Acquiror
          ------
believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Stockholders' Agent of such claim. The Stockholders' Agent and the Target stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to a claim by Acquiror against the Escrow Fund for indemnity for the settlement amount agreed to by the Stockholders' Agent with respect to such settlement.

                                  ARTICLE IX
                                  ----------


                               GENERAL PROVISIONS

     9.1  Survival at Effective Time. The representations and warranties set
          --------------------------
forth in Article II will survive until the expiration of the Escrow Period. The representations and warranties set forth in Article III shall survive until the earlier of the date on which Acquiror's initial public offering is consummated and the expiration of the Escrow Period. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.3 (Access to Information), Section 5.4 (Confidentiality), 5.7 (Stockholder Representation Agreements), 5.8 (Stockholder Agreement/Irrevocable Proxies), 5.9 (Lock-Up Agreements and NASD Questionnaires), 5.11 (Employee Benefit Plans), 5.18 (Reasonable Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Extension; Waiver), Article VIII and this Article IX shall survive the Effective Date and the Closing.

     9.2  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a)  if to Acquiror or Merger Sub, to:

               Kana Communications, Inc.
               87 Encina Avenue
               Palo Alto, CA  94301
               Attention:  President
               Facsimile No.:  (650) 566-2401
               Telephone No.:  (650) 325-9850

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               2200 Geng Road
               Two Embarcadero Place
               Palo Alto, CA  94303
               Attention:  Warren T. Lazarow, Esq.
               Facsimile No.: (650) 496-2885
               Telephone No.: (650) 424-0160

          (b)  if to Target, to:

               Connectify, Inc.
               One Waters Park Drive, Suite 200
               San Mateo, CA  94403

            Attention:  President
               Facsimile No.:  (650) 349-6899
               Telephone No.: (650) 349-6800

               with a copy to:

               Pillsbury Madison & Sutro LLP
               2550 Hanover Street
               Palo Alto, California 94304
               Attention:  John L. Donahue, Esq.
               Facsimile No.:  (650) 233-4545
               Telephone No.: (650) 233-4687

     9.3  Interpretation. When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms o f similar import, unless the context otherwise requires, shall be deemed to refer to August 13, 1999. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.4  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5  Attorneys Fees. If any action at law or in equity is necessary to
          --------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     9.6  Entire Agreement; Nonassignability; Parties in Interest. This
          -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule and a side letter dated the date hereof regarding employees of Target
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a) and (c)-(e), 1.7, 1.9-1.11, Article III, 5.12 and 5.15; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided. The stockholders of Target shall be third party beneficiaries of the representations and warranties of Acquiror made in Article III.

     9.7  Severability. In the event that any provision of this Agreement, or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.8  Remedies Cumulative. Except as otherwise provided herein, any and all
          -------------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.9  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of California without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the County of Santa Clara, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.10 Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

            [Signature Page to Agreement and Plan of Reorganization]

          IN WITNESS WHEREOF, Merger Sub, Target and Acquiror have caused this Agreement to be executed and delivered by their respective officers and persons thereunto duly authorized, all as of the date first written above.

                              ACQUIROR:


                              By  /s/ Michael J. McCloskey
                                  ----------------------------------------
                              Name   Michael J. McCloskey
                                  ----------------------------------------
                              Title  Chief Executive Officer
                                  ----------------------------------------


       MERGER SUB:


                              By  /s/ Michael J. McCloskey
                                  ----------------------------------------
                              Name   Michael J. McCloskey
                                  ----------------------------------------
                              Title  Chief Executive Officer
                                  ----------------------------------------



                              TARGET:


                              By  /s/ Joseph Ansanelli
                                  ----------------------------------------
                              Name   Joseph Ansanelli
                                  ----------------------------------------
                              Title  President and Chief Executive Officer
                                  ----------------------------------------